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                                                               EXHIBIT 10.17.1
                                                               ---------------


                               ORLANDO TRADEPORT
                       MAINTENANCE HANGAR LEASE AGREEMENT


         THIS LEASE AGREEMENT entered into and to become effective this 11th day of December, 1989, between the GREATER ORLANDO AVIATION AUTHORITY, a public body existing under the laws of the State of Florida ("Authority"), and PAGE AVJET CORPORATION, a corporation organized and existing under the laws of the State of Delaware and qualified to do business in the State of Florida ("Lessee" or "Company").

                              W I T N E S S E T H:
                 In consideration of the mutual covenants and agreements herein set forth, Authority and Lessee agree and covenant as follows:

                                  ARTICLE I

                                 DEFINITIONS

         Capitalized terms used in this Lease and not otherwise defined shall have the following meanings:

       1.01 "Act" means the Constitution of the State of Florida, the Florida Industrial Development Financing Act, Part II, Chapter 159, Florida Statutes, the Greater Orlando Aviation Authority Act, Chapter 57-1658, Special Laws of Florida 1957 as amended, and other applicable provisions of law.




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         1.02     "Affiliate" of any Person shall mean any other Person
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         1.03 "Agreement" means the "Lease," as defined in Section 1.27 below.

         1.04 "Airport" means Orlando International Airport, which is located in the City.

         1.05 "Attorneys' Fees" means attorneys' fees, including fees and charges for the services of paralegals or other personnel who operate for and under the supervision of such attorneys and whose time is customarily charged to clients.

         1.06 "Authority" means the Greater Orlando Aviation Authority, a public body existing under the laws of the State of Florida.

         1.07 "Authorized Authority Representative" means the authorized representative of the Authority, as designated, from time to time, to serve in such capacity by the Authority; such designation(s) shall be made by the Authority in a writing filed with the Company and the Trustee.


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         1.08     "Authorized Company Representative" means the person or
persons at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person or persons. Such certificate may designate an alternate or alternates.

         1.09 "Bond Registrar" means the Trustee who will serve as registrar under the Indenture.

         1.10 "Bonds" means the "Special Purpose Facilities Revenue Bonds," as defined in Section 1.39 below.

         1.11     "Building Rent" shall have the meaning set forth in Section
6.03 of this Agreement.

         1.12 "City" means the City of Orlando, Florida, a municipal corporation existing under the laws of the State of Florida.

         1.13 "Code" means the Internal Revenue Code of 1986, as amended, or any applicable corresponding provision of any future laws of the United States of America relating to Federal income taxation, and except as otherwise provided herein or required by the context hereof, includes interpretations thereof contained or set forth in the applicable regulations of the Department of the Treasury (including applicable final regulations, temporary regulations and proposed regulations), the applicable rulings of the Internal Revenue Service (including published Revenue Rulings and private letter rulings) and applicable court decisions.


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         1.14     "Commencement Date" means the earlier of (i) November 1, 1990 or (ii) the date on which Lessee takes beneficial occupancy of any part of the Project for the purposes set forth in this Lease.

         1.15 "Company" means PAGE AVJET CORPORATION or its assignees permitted under Section 13.03 below.

         1.16 "Completion Date" means the date of completion of the acquisition and construction of the Project, presently estimated to be on or about November 1, 1990, as that date shall be certified as provided in Section
3.5 of Exhibit "D" to this Lease.

         1.17 "Construction Fund" means the fund so designated in the Indenture.

         1.18 "Cost of Construction" or "Cost" as applied to the Project, shall embrace, without intending thereby to limit or restrict any proper definition of such word under the Act, all costs of acquisition and construction and all obligations and expenses incurred by or on behalf of the Authority or the Company with respect to the Project, as set forth in the Indenture and Section 3.3 of Exhibit "D" to this Lease.

         1.19     "Debt Service Payments" means the payments described in
Section 4.1 of Exhibit "D" to this Lease and required to be paid by the Company thereunder.

         1.20 "Development Order" means the development order, dated July 29, 1985, approving the Application for TRADEPORT Approval -- Orlando Tradeport under Chapter 380, Florida Statutes.


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         1.21    "Development Standards" means the Development Standards for
Orlando International Airport, Orlando Tradeport, Orlando Executive Airport (August 1989), including the Electrical Standards for Orlando International Airport and Orlando Executive Airport (October 1988) and Graphic Standards Policy for Orlando International Airport, Tradeport, Orlando Executive Airport (June 1989) incorporated therein by reference, in the form attached hereto as Exhibit "B," as the same may hereafter be amended in accordance with Paragraph 27 of the Development Standards.

         1.22 "Effective Date" means the date hereof, at which time this Lease shall become effective for all purposes in accordance with its terms.

         1.23 "Fiscal Year" means the twelve-month period beginning October 1st and ending on September 30.

         1.24 "Ground Rent" shall have the meaning set forth in Article VI of this Agreement.

         1.25 "Improvements" includes, but is not limited to, all buildings, structures, fixtures, fences, utility installations, parking facilities and landscaping on the Premises, together with the equipment referred to in Section 4.03(a).

         1.26 "Indenture" means the Indenture of Trust between the Authority and the Trustee, pursuant to which (i) the Bonds are to be authorized and issued and (ii) the Authority's interest in the Debt Service Payments is to be pledged and


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assigned to the Trustee to secure payment of the Bonds, as from time to time supplemented and amended.

         1.27 "Independent Engineer" means the engineering firm of THE SCHEMMER ASSOCIATES, INC. or such other engineering firm as may be designated by the Company and approved by Authority, from time to time.

         1.28 "Lease" means this Lease Agreement and the Exhibits attached hereto, as the same may hereafter be supplemented or amended.

         1.29     "Lease Premises" means the "Premises," as defined in Section
1.36 below.

         1.30 "Lessee" means PAGE AVJET CORPORATION or its assignees permitted under Section 13.03 below.

         1.31 "Mortgage" shall mean a mortgage, deed of trust or collateral assignment of lease, encumbering Lessee's leasehold interest in the Premises.

         1.32 "Mortgagee" shall mean a mortgagee, beneficiary under a deed of trust or the assignee pursuant to a collateral assignment of lease, provided that such mortgagee, beneficiary or assignee is not an Affiliate of Lessee.

         1.33 "Officer's Certificate" with reference to the Company means a certificate in writing signed by the Chairman of its Board of Directors, the President or any Vice-President of the Company, and with reference to the Authority means a certificate in writing signed by the chairman, Vice-Chairman or Secretary.


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         1.34     "Opinion of Bond Counsel" means an opinion of counsel
experienced in matters relating to the validity of and exclusion from gross income for federal income tax purposes of interest on the obligations of states and their political subdivisions.

         1.35 "Person" shall mean any natural person, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.36 " Premises" means the real property located in the Tradeport, described on attached Exhibit "A," consisting of approximately 368,430 square feet, together with the Improvements described in Section 4.03(a) below. The Premises shall also include the Expansion Area and Improvements thereto in the event Lessee exercises its option to expand in accordance with the terms of
Article VII of this Lease.

         1.37 "Project" means the Improvements described in Section 4.03(a) of the Lease.

         1.38 "Qualified Project Costs" means those costs paid or incurred after December 7, 1988, for the acquisition, construction and equipping of the Project which are payments to provide an "exempt facility" within the meaning of Section 142 of the Code and which will or may be charged, either with a proper election by the Authority or but for a proper election by the Authority, to the capital account of the Project for federal income tax purposes.


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         1.39     "Special Purpose Facilities Revenue Bonds" means the Greater
Orlando Aviation Authority Special Purpose Facilities Revenue Bonds (Page Avjet Corporation Maintenance Hangar Project), issued pursuant to the Indenture and
Section 3.06 and Exhibit "D" to this Lease, in an aggregate principal amount not to exceed $6,000,000, to finance the Project.


         1.40     "State" means the State of Florida.

         1.41 "Taking" means the taking or damaging, including severance damage by eminent domain or by condemnation, for any public or quasi-public use or purpose of any competent authority under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation.

         1.42    "Tradeport" means the Orlando Tradeport at the Airport.

         1.43 "Tradeport Master Plan" means the Westside Master Plan, Orlando International Airport dated May 1981.

         1.44 "Trustee" means the bank or trust company named as Trustee in the Indenture, or its successor or successors hereafter appointed in the manner provided in the Indenture.




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                                   ARTICLE II

                            PREMISES AND PRIVILEGES

         2.01 Description of Premises Demised. Subject to and on the terms, conditions, covenants and undertakings hereinafter set forth, Authority does hereby demise and lease to Lessee and Lessee does hereby lease from Authority the Premises located in the Tradeport in the City. Lessee hereby leases the Premises subject to, and Lessee hereby agrees to comply with (i) all applicable building codes, zoning regulations, and municipal, county, state and federal laws, ordinances and regulations governing or regulating the Premises or its use by Lessee, (ii) all covenants, easements and restrictions of record, and
(iii) the Development Standards.

         2.02 Restriction of Privileges, Uses and Rights. The rights and privileges granted Lessee hereunder are expressly limited to the construction, operation and maintenance of Improvements permitted by Section 4.09 below, which construction, operation and maintenance shall be subject to all of the terms and conditions contained in this Lease and in the Development Standards. Lessee agrees that it will not proceed with any development or operation on the Premises that does not comply with the Development Standards, the Authority's rules and regulations, the Tradeport Master Plan, the Development Order, all applicable zoning and other laws, and all other terms of this Lease. The Authority

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agrees that it will make no changes or modifications to the Development
Standards or to the Tradeport Master Plan which will materially and adversely affect the rights of Lessee hereunder without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. The Lessee acknowledges and agrees, however, that the foregoing limitation shall not apply to or govern the Authority's right to change or modify the Development Order.

         2.03     Right to Cancel Lease.

         (a) If by December 31, 1989, or by such later date as may be agreed to in writing by the Authority and Lessee, the Authority has not issued the Special Purpose Facilities Revenue Bonds, or obtained the grants-in-aid referred to in Section 3.07 below, and if all of the conditions of subsection
(b) of this Section 2.03 have been satisfied by Lessee, then Lessee shall have the right, by written notice given to the Authority by January 31, 1990, or by such later date as may be agreed to in writing by the Authority (after consultation with Bond Counsel) and Lessee, to cancel this Lease, in which event neither party shall have any liability to the other arising under this Lease, subject to the provisions of Section 3.06(iii) below.

         (b) Lessee shall have no right to cancel this lease under Subsection (a) above unless:

                 (i) Lessee has provided the Authority with a written commitment from an institutional purchaser to purchase such


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         Bonds in a transaction exempt from registration under Section 517.061,
         Florida Statutes, on terms that have been approved by the Lessee and that are authorized by this Lease and the Act; and

                 (ii) Lessee has not commenced construction of the Project, or in the event Lessee has commenced such construction, it agrees in writing to restore the Premises to its condition prior to commencement of such construction.

                                  ARTICLE III

                            OBLIGATIONS OF AUTHORITY

         3.01 Quiet Enjoyment. Authority agrees that upon Lessee's paying rent and performing all of the covenants and conditions herein set forth, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised, subject to all of the terms and conditions of this Lease.

         3.02     Authority's Work.

                 (a) Authority agrees that on or before May 1, 1990, it will have performed all of the work described on Exhibit "C" attached hereto and made a part hereof.

                 (b) Authority shall not be deemed in default with respect to the performance, commencement or completion of any of the work to be performed by the Authority under this Section 3.02, if Authority's failure to perform, commence or complete any or all of such work is due to circumstances beyond its control such as, but not limited to, a strike, lockout, labor dispute, shortages

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of materials or labor, fire or other casualty, litigation or governmental action or inaction, or delay or inability to obtain the necessary financing to perform such work. For purposes of this section, the acts of a third party shall not be within the control of Authority unless such acts were authorized by Authority.

         3.03     Condition and Maintenance of Streets; Access.

                 (a) Authority will maintain the streets and roads in the Tradeport in reasonably good condition.

                 (b) Lessee and its employees, patrons, guests and invitees shall have vehicular access to the Premises, including access to and from the air operations area of the Airport for its employees, over such roadways which Authority shall from time to time designate for such purpose, subject to such reasonable rules and regulations regarding the use of such roadways, and to such fees of uniform application, as may be established by Authority from time to time. Portions of public and controlled access roadways may be closed from time to time in order to make repairs or renovations thereto, but Authority shall be obligated to provide reasonable temporary access to the Premises and air operations area. Such roadways may be closed entirely in the event of emergency; provided, however, that in such event Authority will make a reasonable effort to resolve the emergency expeditiously.

         3.04 Wastewater Treatment Capacity. Authority will reserve a reasonable amount of wastewater treatment capacity for the Improvements to be constructed by Lessee on the Premises. If


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Lessee timely exercises the option provided in Article VII below, then
Authority will increase this reserved wastewater treatment capacity by a reasonable amount to accommodate the additional Improvements constructed in the Expansion Area. In the event Lessee is denied a building permit for Improvements to be constructed on the Expansion Area (as defined in Section
7.01 below), and if such denial is the result of Authority's breach of its obligations described in this Section 3.04, then Lessee's sole right and remedy shall be an abatement of the annual Ground Rent on the portion of the Expansion Area for which a building permit has been denied from the date of such denial to the earlier of the date on which Authority has provided such wastewater treatment capacity or the date on which Lessee makes any use of such portion of the Expansion Area.

         3.05 Compliance with Development Order. Subject to Lessee's obligation to pay impact fees pursuant to Section 4.03(e) below, Authority agrees that it will comply with the terms of the Development Order (and will allocate development permitted thereunder) to permit Lessee to develop on the Premises up to 75,000 square feet of building space permitted by Section 4.09 below. If Lessee is denied a building permit for Improvements to be constructed on a portion of the Premises not yet developed, and if such denial is the result of Authority's breach of its obligations described in this Section 3.05, then Lessee's sole right and remedy shall be an abatement of the annual Ground Rent on such


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portion of the Premises for which a building permit has been denied from the date of such denial until the earlier of the date on which Authority has complied with the terms of the Development Order or the date on which Lessee makes any use of such portion of the Premises.

         3.06 Financing of Improvements. Subject to the conditions and limitations described in the Financing Addendum attached hereto as Exhibit "D" and incorporated herein by reference, Authority agrees to use reasonable diligence to finance the Cost of the Project through the issuance of Special Purpose Facilities Revenue Bonds in an aggregate principal amount not to exceed $6,000,000.00 (the "Bonds"); provided, however, that (i) on the date the Bonds are issued there shall exist no default under Section 13.01 of this Lease and no event which with the passage of time, or the giving of notice, or both, would constitute such a default; (ii) it shall be Lessee's responsibility to find an institutional purchaser that will purchase the Bonds in a transaction exempt from registration under Section 517.061, Florida Statutes, and the terms of the Bonds shall be subject to Lessee's approval; (iii) in the event the Bonds are issued, Lessee must draw down at closing not less than two and one-half percent (2-1/2%) of the proceeds thereof, for the payment or reimbursement of Qualified Project Costs (not including costs of issuance of the Bonds) actually paid or incurred prior to such request for funds, and in the event this Lease is cancelled by Lessee pursuant


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to the terms of Section 2.03 hereof after the date the Bonds are issued, Lessee shall continue to be responsible for all of its obligations under Exhibit "D" hereto; (iv) the terms of the Indenture shall be subject to the Authority's approval; (v) on the issuance of the Bonds, Lessee shall execute and deliver to the Authority an irrevocable election binding on the Lessee and all successors in interest under this Lease (substantially in the form of Exhibit "E"), not to claim depreciation or an investment credit with respect to the Project financed by the Bonds, as required by Section 142(b)(1)(B) of the Code; and (vi) in the performance of the agreements of the Authority contained in this Section 3.06, in said Exhibit "D" and in the Indenture, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the City, the Authority, the State of Florida or any other political subdivision thereof, but shall be payable solely out of the proceeds derived from the sale of the Bonds and from the Debt Service Payments. Authority shall have no liability to Lessee if it is unable to finance the Cost of the Project, or for any delay resulting from matters not in the reasonable control of Authority in the financing of such Cost.

         3.07 Grants-In-Aid. The Authority believes (but does not warrant or guarantee) that it can obtain grants-in-aid up to a maximum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00)


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for seventy-five percent (75%) of the cost of the ramp to be constructed by
Lessee in accordance with the terms of Section 4.03 below. Authority shall use reasonable diligence to seek to obtain such grants-in-aid and Lessee agrees to provide the required matching funds (from the proposed financing or other sources) for any such grant. Except as provided in Section 2.03 above, Lessee shall not be relieved of any of its obligations under this Lease in the event the Authority does not obtain such grants-in-aid.

         3.08 Environmental Conditions. The Authority has furnished Lessee with the results of all environmental studies with respect to the Premises which it has in its possession. In the event it is determined prior to commencement of construction that the Premises contains pollutants in amounts which violate any applicable Federal, State or local governmental standards ("Environmental Problem"), the parties shall attempt in good faith to agree upon mutually acceptable remedial action or an alternative maintenance hangar site. If the parties are unable to agree upon either such solution, then either party may terminate this Lease by written notice to the other within thirty
(30) days after such party received written notice of the Environmental Problem. In the event an Environmental Problem is discovered after construction has commenced which would delay such construction by more than thirty (30) consecutive days, Lessee shall have the right to terminate this Lease by written notice to the Authority within thirty (30) days after Lessee received written notice of such

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Environmental Problem. Lessee shall not be responsible for remedial action with respect to any Environmental Problem at the Premises which existed prior to the date of this Lease. The Authority shall be responsible for undertaking, or requiring any responsible third party to undertake, any such remedial action with respect to an Environmental Problem at the Premises which existed prior to the date of this Lease; provided, however, that the Authority's liability to Lessee for any interference with the use of the Premises resulting from any such remedial action shall be limited to an abatement of the Ground Rent on any portion of the Premises which is rendered untenantable as a result of such remedial action during such portion of the term of this Lease that such portion of the Premises is rendered untenantable.

         3.09 No other obligations of Authority. Lessee acknowledges that Authority has made no representations or warranties relating to the suitability of the Premises for any use, and that except as otherwise expressly provided in this Article III, Section 9.01(a), or in Articles X or XI below, Authority shall have (i) no obligation whatsoever to repair, maintain, renovate or otherwise incur any cost or expense with respect to the Premises or any Improvements, furnishings or equipment now or, hereafter constructed, installed or used on the Premises, and (ii) no liability to Lessee arising out of any defect or deficiency in the Premises or the Improvements.


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                                   ARTICLE IV

                             OBLIGATIONS OF LESSEE

         4.01     Net Lease.

         (a) This Lease shall be without cost to Authority except for Authority's obligations expressly set forth or referred to in Article III above. Lessee shall, at its own expense:

                (i) keep and maintain the Premises and all Improvements, furnishings and equipment now or hereafter located thereon, and the water line and the retention pond referred to in Section 15.01(b) below (if such water line is installed by Lessee), in a good state of repair and working order (reasonable wear and tear excepted) and in clean, safe condition. All maintenance, repairs and replacements shall be of a quality at least equal to the original in materials and workmanship;

                (ii) pay all taxes in accordance with Article VIII hereinbelow;

                (iii) pay all casualty, liability and other insurance premiums required to be paid by Lessee in accordance with Article IX hereinbelow; and

                (iv)    satisfy all of its other obligations under this Lease.

         (b) If the Bonds have been issued by the Authority, Lessee shall satisfy all of its obligations under the



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Financing Addendum attached hereto as Exhibit "D," whether or not the other provisions of this Lease have expired or been terminated.

         4.02     Condition of Premises.

                 (a) Subject to the terms of Section 3.08 above, Lessee accepts the Premises in their present condition and agrees that the Premises are suitable for Lessee's business activities and operations proposed to be conducted thereon subject to:

                          (i)     Lessee's right to construct Improvements in
accordance with the terms of this Lease; and

                          (ii)    Authority's performance of its obligations
under Article III above.

                 (b) Lessee agrees that, except as otherwise expressly provided herein, all Improvements, trade fixtures, furnishings, equipment and Lessee's other personal property of every kind or description which may at any time be on the Premises shall be at Lessee's sole risk, or at the sole risk of those claiming under Lessee, and Authority shall not be liable for any damage to said property or loss suffered by the business of Lessee caused by water from any source whatsoever or from the bursting, overflowing or leaking of sewer or steam pipes or from the heating or plumbing fixtures or from electric wires or from noise, gas or odors or caused in any other manner whatsoever, provided such damage is not the result of Authority's gross negligence or intentional misconduct.


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         4.03     Right and Obligation to Construct. Lessee agrees that it will construct, operate and maintain all Improvements on the Premises in accordance with the provisions of this Section 4.03 and the Development Standards.

                 (a) Lessee covenants that it shall construct Improvements on the Premises consisting of (i) an aircraft maintenance hangar containing not less than Sixty-Two Thousand Five Hundred (62,500) square feet of space with pocket doors on each side, including maintenance support facilities and not more than 7,400 square feet of office space, and containing equipment to be used in connection therewith and for the purposes described in Section 4.09 below, and (ii) associated ramp space of approximately Thirty-Five Hundred (3,500) square yards strong enough to support the wheel loads of a Boeing 727-200 aircraft, and that it shall commence construction of such hangar and associated ramp space within one hundred fifty days (150) after the Effective Date or such greater period as the Executive Director of Authority may permit by written notice to Lessee. Lessee estimates that the Cost of Construction of such Improvements is SIX MILLION and NO/100 DOLLARS ($6,000,000).

                 (b) Prior to commencement of construction of any Improvements, and prior to commencing to renovate, enlarge, demolish or modify any Improvements now or hereafter existing on the Premises, Lessee shall submit the plans and specifications therefor and its landscape plan for the Premises (prepared in accordance

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with the Development Standards and under the seal of a duly licensed architect or engineer) to the Executive Director for approval by Authority. No construction of any type shall commence prior to Lessee's receipt of Authority's written approval of such plans and specifications, which approval shall not be unreasonably withheld or unreasonably delayed. Within ninety (90) days after completion of construction, Lessee shall, at its expense, provide Authority with record drawings showing the "as built" condition of any Improvements constructed by Lessee on the Premises.

                 (c) Once construction of any Improvements has been commenced by Lessee, such construction shall be accomplished pursuant to standard construction procedures and practices established by Authority for work on the Airport, and shall be pursued diligently to completion. All Improvements shall be constructed in strict accordance with the approved plans and specifications, the Development Standards and all applicable building codes, zoning regulations and municipal, county, state and federal laws, ordinances and regulations unless a waiver or exemption has been obtained from the appropriate authority.

                 (d) Authority's approval of any plans and specifications submitted to it by Lessee shall not constitute the assumption of any liability by Authority for the compliance or conformity of such plans and specifications with applicable building codes, zoning regulations, municipal, county, state and federal


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laws, ordinances and regulations, or for their accuracy or suitability for
Lessee's intended purpose, and Lessee shall be solely responsible for such plans and specifications. Authority's approval of such plans and specifications shall not constitute a waiver of Authority's right to thereafter require Lessee, at its own expense, to amend the same so that they comply with applicable building codes, zoning regulations, municipal, county, state or federal laws, ordinances and regulations, and to make such construction changes as are necessary so that the completed work is in conformity with such amended plans and specifications. Authority's approval of such plans and specifications shall mean that the Authority has found such plans and specifications to have been prepared in accordance with the Development Standards, and such approval shall waive Authority's right thereafter to require Lessee to amend the same to comply with the Development Standards.

                 (e) Lessee shall obtain, at its own expense, all necessary licenses and permits to accomplish its work as contemplated herein, and shall pay all applicable Impact fees relating thereto. Lessee hereby warrants and covenants to Authority that the Premises and all improvements now or hereafter erected on the Premises shall be at all times free and clear of all liens, claims and encumbrances arising in connection with the construction of such Improvements and hereby agrees to indemnify and hold Authority and the City harmless from and against any and all losses, damages


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and costs, including reasonable Attorneys' Fees relating to or arising out of any such lien, claim or encumbrance. If any such lien or notice of such lien on account of the alleged debt of Lessee or any notice of contract by a party engaged by Lessee or Lessee's contractor to work on the Premises shall be filed against the Premises or any Improvements, then Lessee shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

         No work hereunder shall be commenced by Lessee until it has, at its sole cost and expense, provided to Authority from a company reasonably acceptable to Authority (i) a surety performance and payment bond for the benefit of Lessee, and, on Lessee's default under this Lease, for the benefit of Authority as Lessee's successor, in an amount equal to the total estimated cost of the work, which bond shall guarantee both the prompt completion of the work by Lessee's contractors in accordance with the approved plans and specifications and the payment by such contractors of all subcontractors' charges and charges of all other persons and firms supplying services, labor, materials or supplies in connection with the work, and (ii) a policy of builders' risk insurance satisfying the requirements of Sections 9.01 and 9.02 below.

                 (f) Authority shall have title to all Improvements now or hereafter constructed on the Premises, and Lessee covenants to execute and deliver to Authority any and all instruments or documents which Authority reasonably requests to effectively transfer title to such Improvements in fee to Authority free and clear of all liens, claims and encumbrances. Authority agrees that any item which constitutes a "trade fixture" under Section 4.08 below shall not constitute an Improvement under this Section 4.03 (f), and no such item shall be subject to reimbursement under
Section 3.06 and Exhibit "D" hereto.

                 (g) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Authority, express or implied, by inference or otherwise, to any architect, engineer, surveyor, contractor, subcontractor, laborer, materialman, or mechanic for the performance of any labor or the furnishing of any materials or services requested by Lessee for or in connection with the Premises or any part thereof. Notice is hereby given that Authority shall not be liable for any labor or materials or services furnished or to be furnished to Lessee upon credit, and that no mechanic's or other lien for such labor, materials or services shall attach to or affect the fee or reversionary or other estate or interest of Authority in the Premises or in this Lease. All persons dealing with the Premises and with the Lessee are hereby put on notice that the Lessee does not have the power to deal with the Premises in such a manner as to authorize the creation of mechanic's liens, by implication or otherwise; and all persons making improvements to the Premises, either by doing work or labor or services, or by supplying materials thereto, at the request of Lessee or persons dealing by, through or under Lessee, are hereby put upon notice that they must look solely to the Lessee and not to the Premises or any part thereof or to the Improvements or to this Lease for the payment of all services, labor and materials performed upon or delivered to the Premises.

         4.04 GRASS AND LANDSCAPING. Within thirty (30) days after completion of construction of the Improvements which Lessee is required to construct on the Premises in accordance with the terms of Section 4.03(a) above, Lessee shall grass and landscape the Premises in accordance with the landscape plan previously approved by Authority and the terms of the Development Standards, and shall install on the Premises such automatic irrigation systems as shall be necessary to adequately water such landscaping and grass areas, and thereafter Lessee shall be obligated to keep all such landscaping and grass areas on the Premises in a clean and well-trimmed condition, and to keep and maintain such automatic irrigation systems in a good state of repair. Prior to the expiration of said thirty (30) day period, and continuously thereafter, Lessee shall keep and maintain the Premises in a neat, clean and well-trimmed condition.

         4.05 EXTERIOR SIGNS AND EXTERIOR COLORS. Lessee shall have the right at its expense to install exterior signs on the Premises conforming to standards contained in the Graphic Standards Policy attached hereto as part of Exhibit "B" Lessee shall obtain

Authority's prior written approval of all exterior colors of all Improvements, which approval shall not be unreasonably withheld.

         4.06     UTILITIES.

                 (a) All utility service within the Premises required by Lessee must be obtained by direct connection to the main lines or cables installed (or to be installed) by Authority pursuant to Section 3.02 above, and any expenses incurred to connect into such main lines or cables shall be paid by Lessee. The routes for all utility service lines or mains shall be approved by Authority, and all such service lines and mains shall be placed underground by and at the expense of Lessee. Lessee shall have the right, at its own expense, to route such service lines and mains under the streets, but shall be obligated to repair any damage to such streets to Authority's satisfaction and without cost to Authority. In addition, all utility curb cuts, excavation and trenching shall be subject to the prior written approval of Authority, and shall be completed by and at the expense of Lessee. All backfill, tamping and landscaping required as a result of such curb cuts, excavation and trenching shall be completed by and at the expense of Lessee, to the reasonable satisfaction of Authority.

                 (b) Lessee shall pay for all meters and measuring all telephone and telephone lines installed by Lessee or by any utility on the Premises and shall pay for all utilities consumed by Lessee on the Premises (including, without limitation, any stormwater utility fees assessed by the City). In addition, at the time a building permit is issued for an Improvement, Lessee shall reimburse Authority for all sewer benefit fees and water pollution control charges paid by Authority to the City in order to obtain sewer capacity for such Improvement. Such reimbursement shall be in the amount determined by multiplying the permitted sewer capacity of such Improvement by the City's prevailing cost for such sewer capacity at the time the building permit is issued.

                 (c) Lessee agrees that Authority shall have no liability to Lessee arising out of any interruption of utility service to the Premises, whether or not caused by repairs or alterations being made to any part of the Airport; provided, however, that to the extent that such matters are within the control of Authority, Authority will make a reasonable effort to restore (or cause to be restored) such utility service as promptly as reasonably possible. For purposes of this Section 4.06(c), the acts of a third party shall not constitute acts within the control of Authority unless such acts were authorized by Authority.

         4.07 TRASH, GARBAGE, ETC. Lessee shall make suitable arrangements for the storage, collection and timely removal from the Airport of all trash, garbage and other refuse on the Premises. Lessee shall provide a compactor, metal receptacles and pallets for use in connection with the disposal of such refuse, as appropriate, shall maintain such compactor, receptacles and pallets in an attractive, safe and sanitary manner, and shall store such compactor, receptacles and pallets in inconspicuous places on the Premises that are screened from public view.

         4.07A   ENVIRONMENTAL OBLIGATIONS.

                 (a) Lessee shall perform aircraft washing (dry or wet, with soap or chemicals) only on a "wash rack" which is designed for such purpose, and complies with the requirements of Subparagraph (b) below.

                 (b) Lessee shall comply with all applicable federal, state and local laws, regulations, administrative rulings, orders, ordinances, and requirements, and all Authority rules, regulations and requirements pertaining to the protection of the environment, including but not limited to those regulating the storage, handling and disposal of waste materials. Further, during the term of this Lease, neither Lessee nor any agent or party acting at the direction or with the consent of Lessee shall treat, store, or dispose of any hazardous substance" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), or petroleum (including crude oil or, any fraction thereof) on the Premises; provided, however, that this sentence shall not prohibit Lessee from defueling aircraft on the Premises, or from the incidental use of hazardous substances or petroleum on the Premises in the maintenance of aircraft on the Premises (including, without limitation, the stripping and painting of such aircraft), if such activities are conducted in accordance with all other requirements of this Lease. Lessee shall not Install any petroleum storage tanks at the Premises.

                 (c) Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Authority from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, fines, costs and expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable Attorneys' Fees) and damages arising out of, or as a result of, (i) any "release" as defined in Section 101(22) of CERCLA, of any "hazardous substance," as defined in Section 101(14) of CERCLA, or petroleum (including crude oil or any fraction thereof) placed into, on or from the Premises at any time after the date of this Lease; (ii) any contamination of the Premises' soil or groundwater or damage to the environment and natural resources of the Premises, the result of actions occurring after the date of this Lease, whether arising under CERCLA or other statutes and regulations, or common law; and (iii) any toxic, explosive or otherwise dangerous materials or hazardous substances which have been buried beneath, concealed within or released on or from the Premises after the date of this Lease. The provisions of this Section 4.07A(c) shall survive the expiration or earlier termination of this Lease with respect to any release, contamination, act or omission occurring during the term of this Lease.

         4.08     TRADE FIXTURES.

                 (a) Lessee may, from time to time, at its expense (which shall not be subject to reimbursement under Section 3.06 and Exhibit "D" here
to) install, operate, repair and replace any trade fixtures including portable work stations and other personal property on the Premises or in the Improvements, all of which shall be and remain the property of Lessee and may be removed by it at any time during the term hereof and within thirty (30) days after expiration or earlier termination of the term hereof; provided, however, that Lessee shall not remove any such item while in default hereunder. Lessee shall at its own expense repair any damage to the Premises or any Improvements caused by such removal in a manner reasonably acceptable to Authority. Failure to remove trade fixtures or other personal property as provided herein shall not constitute a hold-over by Lessee, but all such property not removed within the time specified above shall be deemed to have been abandoned by Lessee, in which case, Authority may either use or dispose of the same as it shall see fit without any liability to Lessee therefor or may remove and store the same at Lessee's expense. It is understood that the terms "trade fixtures" and "other personal property" shall not include (i) any item located on the Premises on the date hereof, (ii) any item hereafter installed or erected thereon by Authority, or at its own expense, or for which Lessee has been reimbursed pursuant to Section 3.06 above and Exhibit "D" hereto, or (iii) any item affixed to the Premises or affixed to any Improvements and which cannot be removed without material injury to the Premises or to any Improvements, whether or not installed by and at the expense of Lessee.

                 (b) If, upon the expiration or earlier termination of the term hereof, Lessee shall be in default hereunder, Authority may, at its option, give notice to Lessee that Lessee may, within fifteen (15) days after the date such notice is given, remove its trade fixtures and other personal property, provided that such removal will not result in material injury to the Premises or any Improvement, and that Lessee shall at its own expense repair any damage to the Premises or any Improvement caused by such removal, in a manner acceptable to Authority. In such event, any trade fixtures or other personal property not so removed within such time period shall be deemed to have been abandoned by Lessee, in which case, Authority may either use or dispose of the same as it shall see fit without liability to Lessee therefor, or may remove and store the same at Lessee's expense.

         4.09 PERMITTED OR PROHIBITED USES. Lessee agrees that it will use (and will permit any assignee, sublessee or other successor in interest to use) the Premises and the Improvements only for the maintenance of jet aircraft and turbo prop aircraft, the maintenance of ground equipment utilized in the servicing, loading or unloading of such aircraft, and maintenance support and maintenance office facilities. The Project may be used for recurring maintenance, non-recurring maintenance and painting required to preserve and maintain aircraft. Lessee agrees that any customization, refurbishing or conversion of aircraft occurring at the Project will only be done in connection with, and incidental to, necessary maintenance activities and that such customization, refurbishing or conversion of aircraft will not be separately solicited. The Premises may contain a cafeteria for use by employees of Lessee only, commensurate in size and character with the size and character of the Premises, and may contain office space required for Lessee's maintenance managers, supervisors and foremen. The Premises may not be used as a terminal for interstate or intrastate passenger or cargo service by any airline, air carrier or other provider of air transportation. Nor may the Premises be used for the parking of aircraft except in connection with Lessee's maintenance operations, or for any warehousing operations.

                                   ARTICLE V

                               TERM OF LEASEHOLD

         5.01 TERM. This Lease shall be for a term which commenced on the Effective Date, and which expires on September 30th of the Authority's twentieth full Fiscal Year which commenced after the Commencement Date; provided, however that the term hereof may be earlier terminated as provided in this Lease.

         5.02    OPTION.

                 (a) Provided that Lessee is not in default under this Lease, Lessee shall have the option to extend this Lease for one (1) additional term of five (5) years by notifying Authority in writing of Lessee's exercise of the option at least one hundred twenty (120) days prior to the twentieth
(20) anniversary of the Effective Date. In the event the option is so exercised, the Lease shall be extended on the same terms and conditions, except that (i) the Lease may not be further extended under this Subparagraph (a) and
(ii) Lessee shall be required to pay Building Rent as provided in Section 6.03 below.

                 (b) References in this Lease to the "term" of this Lease shall mean the initial term and the additional term.

         5.03 National Emergency. In the event the rights and privileges hereunder are suspended by reason of war or other national emergency, rent under this Lease shall not abate, the term of this Lease shall be extended by the period of such suspension, and Lessee will have the right to make any claim against any third party permitted by law and to receive any award paid with respect to such claim.

                                   ARTICLE VI
                                  ANNUAL RENT


        6.01    Commencement and Payment of Rent.

                (a)     Lessee agrees to pay to Authority the annual Ground
Rent determined pursuant to this Article VI, and to pay the Debt Service Payments determined pursuant to attached Exhibit "D," both of which shall be considered rent for purposes of this Lease. One-twelfth of the total of said annual Ground Rent shall be payable each month in advance, on or before the Commencement Date, and on the first day of each subsequent calendar month during the term of this Lease. Ground Rent for a partial month during the term of this Lease shall be prorated based on the number of days in such month. The Debt Service Payments shall be made at the time and in the manner provided in said Exhibit "D."

                (b) For the purpose of computing the annual Ground Rent payable under this Lease, Authority and Lessee agree that the Premises comprise 368,430 square feet and that the initial annual Ground Rent rate is $0.24 per square foot. The annual Ground Rent for the period from the Commencement Date through the last day of the calendar month which includes the fifth (5th) anniversary of the Effective Date will be EIGHTY-EIGHT THOUSAND FOUR HUNDRED TWENTY-THREE AND NO/1OO DOLLARS ($88,423.00).

                (c)     If Lessee timely exercises the option provided in
Article VII below, then the annual Ground Rent shall be increased in the manner set forth in said Article VII.

                (d) Lessee shall pay all sales or rent taxes due on any installments of rent and on any other fees or charges accruing under any provision of this Lease.

        6.02 Readjustment of Minimum Annual Ground Rent. The annual Ground Rent payable under this Lease shall be adjusted during the term as follows:

                (a) The annual Ground Rent for each five-year period commencing on the first day of the first calendar month following the fifth (5th), tenth
(10th), fifteenth (15th) and twentieth (20h) anniversaries of the Effective Date, (and on the first day of the first calendar month following the twenty-fifth (25th) anniversary of such Effective Date, if Lessee timely exercises the option provided in Section 5.02 above) shall be adjusted to ten percent (10%) of the then fair market value of the Premises, disregarding the value of the Improvements, and such valuation shall be made pursuant to subsection (b) below, as of the preceding October 1; provided, however, that the annual Ground Rent per square foot of the Premises for any such five-year period shall not be less than the annual Ground Rent per square foot of the Premises charged during the last year of the immediately preceding five-year period; and further provided, that the annual Ground Rent per square foot of the Premises for any such five-year period shall not be increased by more than forty percent (40%) of the annual Ground Rent per square foot of the Premises charged during the last year of the immediately preceding five-year period.

        (b) Authority shall select a qualified appraiser ("First Appraiser") to determine the fair market value of the Premises (disregarding the value of the Improvements), and notify Lessee of such selection, and the First Appraiser shall proceed to determine the fair market value of the Premises and shall provide Lessee and Authority with a copy of such appraisal. If Lessee is not satisfied with the First Appraiser's appraisal, Lessee, within fifteen (15) days after receipt of such appraisal, shall notify Authority of Lessee's selection of a second appraiser ("Second Appraiser"). If Lessee does not so select a Second Appraiser and notify Authority of such selection within such fifteen (15) day period, the First Appraiser's appraisal shall be conclusive as to the fair market value of the Premises. If a Second Appraiser is so selected, such Second Appraiser shall determine the fair market value of the Premises (disregarding the value of the Improvements) within fifteen (15) days of the selection and provide Lessee and Authority with a copy of such appraisal. If the fair market value of the Premises as determined by the appraisal of such Second Appraiser is not at least fifteen percent (15%) less than the fair market value of the Premises as determined by the appraisal of the First Appraiser, then the First Appraiser and the Second Appraiser shall meet within fifteen (15) days after the Second Appraiser has delivered his appraisal to the Authority to select a third appraiser ("Third Appraiser"). In such event the fair market value of the Premises (disregarding the value of the Improvements) shall be determined by a majority of the appraisers within fifteen (15) days after the selection of the Third Appraiser. (If the First Appraiser and the Second Appraiser cannot agree upon a Third Appraiser within the time period provided, or if a majority of the three appraisers cannot agree upon the fair market value of the Premises within the time period provided, then the Authority shall appoint a new First Appraiser and the process described herein shall be repeated until the fair market value of the Premises is determined.) After reaching a decision, the appraisers shall give written notice thereof to Authority and Lessee. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as herein before provided for the appointment of such appraiser so failing, refusing or being unable to act. Each party shall pay the fees and expenses of each appraiser appointed by such party, and the fees and expenses of the Third Appraiser and all other expenses, if any, shall be borne by Lessee, if the fair market value of the Premises established as the result of the appraisal process described herein is not at least ten percent (10%) less than the fair market value of the Premises as determined by the First Appraiser, and by the Authority if the fair market value of the Premises established as the result of the appraisal process described herein is at least ten percent (10%) less than the fair market value of the Premises as determined by the appraisal of the First Appraiser. Any appraiser designated to serve in accordance with the provisions of this Lease shall be designated an by "MAI" appraiser by the American Institute of Real Estate Appraisers or shall be comparably qualified to appraise real estate, shall be disinterested, shall be qualified under Florida law to appraise real estate of the type covered by this Lease, and shall have been actively engaged in the appraisal of real estate situated in Orange County, Florida for a period of not less than five (5) years immediately preceding his appointment.

                (c) In the event the fair market value of the Premises has not been determined until after the date upon which the adjustment required under this Section 6.02 is to become effective, the annual Ground Rent previously in effect shall continue until such fair market value and the new annual Ground Rent is determined. The new annual Ground Rent rate shall become effective retroactive to the date upon which such adjustment is required, and Lessee shall pay to Authority any additional annual Ground Rent due within ten
(10) days after the new annual Ground Rent is determined.

        6.03  Building Rent.

        During the additional term only, Lessee shall pay to the Authority, in addition to the Ground Rent, annual rent in the amount of five percent (5%) of the fair market value of the Improvements (including, without limitation, Improvements to the Expansion Area, hereinafter, "Building Rent"). The fair market value of the Improvements shall be determined in the manner set forth in Sections 6.02(b) and (c) above as of October 1 preceding the commencement of the additional term, to be effective on the commencement of the additional term, and the Building Rent shall be paid by Lessee to the Authority in equal monthly installments at the same time and pursuant to the same requirements as the Ground Rent.


        6.04    Unpaid Rent, Fees and Charges.

                (a) Any installment of rent and any fees or other charges (except Debt Service Payments, late payment of which shall be governed by the terms of Exhibit "D" and the Indenture) accruing under any provision of this Lease that are due and not paid within ten (10) business days after Lessee's receipt of or its refusal to accept Authority's written demand shall bear interest from the date when the same was due according to the terms of this Lease until paid by Lessee at the maximum interest rate then provided by applicable law; provided, however, that if no maximum interest rate is then provided by applicable law, the interest rate shall be eighteen percent (18%) per annum.

                (b) If on ten (10) days prior written notice to Lessee, Authority pays any sum or sums or incurs any obligation or expense including reasonable Attorneys' Fees for which Lessee is obligated to pay or reimburse Authority, or if Authority is required, or on ten (10) days' prior written notice to Lessee elects, to pay any sum or sums or incurs any obligation or expense because of the failure, neglect or refusal of Lessee to perform or fulfill any of the terms or conditions of this Lease, then the same shall be deemed additional rent due hereunder, and Lessee shall, promptly after demand by Authority, reimburse Authority therefor. Any sums due from Lessee to Authority under the provision of this Subsection (b) shall bear interest at the rate of interest provided for in Subsection (a) above.

        6.05 Unconditional Payment Obligation. If the Bonds have been issued, Lessee's obligation to make Debt Service Payments shall be absolute and unconditional and will not be affected by the occurence of any event or circumstances whatsoever, including, without limitation, the termination or cancellation of the Lease or a default by the Authority hereunder. Except as otherwise provided in Article XI and Section 13.02 below, Lessee's obligation to make the other payments provided for in this Article

VI shall be absolute and unconditional and will not be affected by the occurrence of any event or circumstance whatsoever.


                                  ARTICLE VIM


                                OPTION TO EXPAND


     7.01 Option to Expand the Premises. Lessee shall have the option to expand the size of the Premises by adding approximately 264,000 square feet of real property contiguous to the Premises as described on Exhibit "A" hereto ("Expansion Area") at any time prior to the third (3rd) anniversary of the Effective Date; provided, however, that if the Authority notifies Lessee in writing at any time during such period that the Authority has received a written offer from a third party to lease the Expansion Area on terms acceptable to the Authority (which offer must set forth the basic business terms of a lease, but need not be an executed lease agreement), then Lessee must either exercise this option within thirty (30) days of receipt of such notice from Authority by executing an amendment to this Lease adding such Expansion Area to the Premises, or such option will terminate upon the earlier of (i) the execution of a lease by Authority with such third party within ninety (90) days after the expiration of such thirty (30) day period, or (ii) the third (3rd) anniversary of the Effective Date. In the event Lessee exercises this option, all of the applicable terms and conditions of this Lease shall apply with respect to such Expansion Area, except that the

Ground Rent per square foot of the Expansion Area shall be the Authority's prevailing ground rent per square foot at the time the option is exercised. Lessee shall be required to construct on such Expansion Area Improvements consisting of (i) a second aircraft maintenance hangar containing not less than Sixty-Two Thousand Five Hundred (62,500) square feet of space with pocket doors on each side, including maintenance support facilities and not more than at 7,400 square feet of office space, and (ii) associated ramp space of approximately 4,200 square yards strong enough to support the wheel loads of a Boeing 727-200 aircraft, and commence construction of such hangar and associated ramp space within one hundred fifty (150) days after the date the Expansion Area is added to the Premises or such longer period as the Executive Director of Authority may permit by written notice to Lessee. The Authority shall have no obligation to provide financing for such construction.



                                  ARTICLE VIII


                                     TAXES


     Lessee shall, at its own expense and at all times during the term of this Lease, pay when due all taxes and assessments levied against the Premises, its leasehold interest therein and any Improvements thereto, and Lessee's trade fixtures and other personal property located on the Premises or otherwise arising out of its operations on the Premises. In the event Lessee shall fail to pay when due any such taxes and assessments, then whether or not Authority exercises its right to terminate this Lease because of Lessee's resulting default hereunder, Lessee shall also be obligated to pay all resulting interest and penalties on such delinquent taxes and assessments. None of the terms, covenants or conditions of this Lease shall be construed as a release or waiver on the part of Authority or the City of the right to assess, levy or collect any license, personal property, intangible, occupation or other tax which they, or either of them, may lawfully assess, levy or collect on the business or property of Lessee. Lessee may exercise any rights provided by law to contest or pay under protest any taxes, provided that such contest or payment under protest does not result in a lien for delinquent taxes on the Premises or any Improvements.


     If the term of this Lease expired or was earlier terminated in accordance with the terms of this Lease prior to the close of the tax year for which any such tax was payable or if the Effective Date is a date other than the first day of such tax year, Lessee shall be responsible for a portion of such tax based on the portion of such tax year that this Lease was in effect. Lessee's obligations under this Article VIII shall survive the expiration or earlier termination of the term of this Lease.

                                 ARTICLE IX

                         INSURANCE AND INDEMNIFICATION

       9.01  Fire and Other Risks Insurance.

           (a) During construction of the Improvements described in Section 4.03(a) above and any other Improvements constructed by Lessee at the Premises (including, without limitation, the Improvements described in section 7.01 above), Lessee shall, at its expense, maintain builders risk insurance that satisfies the requirements of this subsection. At least thirty (30) days prior to completion of such Improvements, Lessee shall give Authority written notice specifying the date of completion and upon completion, Authority shall obtain and maintain or cause to be obtained and maintained throughout the term of this Lease, for the benefit of Authority, Lessee, the trustee of certain of Authorit's outstanding Airport revenue bonds (and if the Bonds have been issued, the Trustee), fire and extended coverage insurance on the full replacement cost of all Improvements now or hereafter erected on the Premises; provided, however, that the Authority shall not be required to obtain such insurance with respect to an Improvement unless it receives written notice specifying the date of completion of such Improvement as described above. The insurance required in this Section 9.01 shall be in such form and with such company or companies and with such deductibles (not less than one percent (1%) of the replacement cost of such Improvements) as Authority shall determine or approve, and with a waiver of all rights of subrogation that the issuers of such policies might have against Lessee or the City (or against the Authority with respect to the builders risk insurance which Lessee is required to obtain hereunder). Lessee shall pay the premium for such insurance as additional rent upon Authovity's demand. Lessee shall provide Authority with such information and supporting documents pertaining to the replacement cost of all Improvements on the Premises as Authority may from time to time reasonably request.

           (b) Lessee shall, without expense to Authority, obtain and maintain or cause to be obtained and maintained throughout the term of this Lease, fire and extended coverage insurance on the full replacement cost of any of Lessee's trade fixtures, furnishings, equipment or other personal property on the Premises, with a waiver of all rights of subrogation that the issuers of such policies might have against Authority or the City.

     9.02 Liability Insurance. Lessee shall, without expense to Authority, obtain and maintain or cause to be obtained and maintained throughout the 'term of this Lease, comprehensive automobile insurance (any Auto, including Owned Autos, Non-owned Autos and Hired Autos), Hangarkeeper's Liability Insurance, Garage Liability insurance, if applicable, and comprehensive general liability insurance, if applicable, and comprehensive general liability insurance (including, but not limited to Premises/Operations, Underground, Explosion and Collapse Hazard, Products/Completed Operations, Contractual, Independent Contractors, Broad Form Property Damage, and Personal Injury, as applicable, and such other, coverage as may from time to time be generally issued by insurance companies for businesses similar to that engaged in by Lessee on the Premises which Authority may reasonably require) protecting Lessee, Authority and the City, and the members (including, without limitation, members of Authority's Board and the City's Council, and members of the citizens advisory committees of each), officers, agents and employees of each (and if the Bonds have been issued, the Trustee), from and against any and all liabilities arising out of or relating to Lessee's use or occupancy of, or the conduct of its operations on, the Premises and the Improvements, in such form and with such company or companies as Authority shall approve with no less than TEN MILLION DOLLARS ($10,000,000.00) combined single limit or its equivalent, per occurrence, or such greater amount of such insurance as shall be maintained by Lessee, with no deductible, and with contractual liability coverage for Lessee's covenants to and indemnification of Authority and the City (and if the Bonds have been issued, the Trustee) under this Lease. This insurance shall provide that it is primary insurance as respects any other valid and collectible insurance Authority may possess, including any self-insured retention or deductible Authority may have, and that any other insurance Authority does possess shall be considered excess insurance only. This insurance shall also provide that it shall act for each insured and each additional insured as though a separate policy has been written for each; provided, however, that this provision shall not operate to increase the policy limits of the insurance. On the Effective Date, and at least thirty (30) days prior to the expiration of any insurance policy or policies theretofore provided to Authority by Lessee hereunder, Lessee shall cause an original certificate(s) of insurance to be furnished to Authority evidencing all coverage required under this Section
9.02. Such certificate(s) shall name Authority and the City and the members (including without limitation, members of Authority's Board and the City's Council, and members of the citizens advisory committees of each), officers, employees and agents of each (and if the Bonds have been issued, the Trustee) as additional insureds and shall provide that the policy or policies may not be canceled or modified nor the limits thereunder decreased without thirty (30) days' prior written notice thereof to Authority. Lessee shall also provide Authority with copies of such endorsements and other evidence of the coverage set forth in the certificate of insurance as Authority may reasonably request. Lessee agrees that Authority shall have the right, exercisable on ninety (90) days' prior written notice to Lessee, to require Lessee, from time to time, reasonably to alter the monetary limits or coverages provided by such policy or policies. If the nature of Lessee's use or business operations on the Premises are such as to place any or all of its employees under the coverage of local workers' compensation or similar statutes, Lessee shall also keep in force, at its own expense, so long as this Lease remains in effect, workers' compensation or similar insurance affording the required statutory coverage and containing the requisite statutory limits. If Lessee shall not comply with its covenants made in this Section 9.02, Authority shall have the right, but not the obligation, to cause insurance as aforesaid to be issued, and in such event Lessee shall pay the premium for such insurance as additional rent upon Authority's demand.

     9.03 INDEMNIFICATION. Lessee shall indemnify, defend and hold completely harmless Authority and the City, and the members (including, without limitation, members of Authority's Board and the City's Council, and members of the citizens advisory committees of each), officers, employees and agents of each (and if the Bonds have been issued, the Trustee), from and against any and all liabilities, losses, suits, claims, demands, judgments, fines, damages, interest, penalties and increased interest rates, costs and expenses (including all costs for investigation and defense thereof, including, but not limited to court costs, expert fees and reasonable Attorneys' Fees) which may be incurred by, charged to or recovered from any of the foregoing (i) by reason or on account of damage to or destruction of any property of Authority or the City, other than the property herein agreed to be insured by Authority pursuant to
Section 9.01 above during the period the Authority is required to insure such property, or any property of, injury to or death of any Person resulting from or arising out of the use, occupancy or maintenance of the Premises or any Improvements, or the Lessee's operations thereon, or the use or maintenance of the water line or the water retention pond referred to in
Section 15.01(b) below or the quantity or quality of the water therein (if such water line is installed by Lessee), or the acts or omissions of Lessee's officers, agents, employees, contractors, subcontractors, licensees or invitees, regardless of where the damage, destruction, injury or death occurred, unless such liability, loss, suit, claim, demand, judgment, fine, damage, interest, penalty, increased interest rate, cost or expense was proximately caused solely by Authority's negligence or willful misconduct or by the joint negligence or willful misconduct of Authority and any Person other than Lessee or Lessee's officers, agents, employees, contractors, subcontractors, licensees or invitees, or (ii) arising out of the failure of Lessee to keep, observe or perform any of the covenants or agreements in this Lease to be kept, observed or performed by Lessee, or (iii) by reason of, or on account of, the loss of the exclusion from gross income for Federal income tax purposes of interest on the Special Purpose Facilities Revenue Bonds arising out of the failure of Lessee to keep, observe or perform the covenants and agreements contained in Exhibit "D" hereto or arising out of the falsity of any of the Company's representations contained therein. Authority agrees to give Lessee reasonable notice of any suit or claim for which indemnification will be sought hereunder, to allow Lessee or its insurer to compromise and defend the same to the extent of its interests and to reasonably cooperate with the defense of any such suit or claim. The provisions of this Section 9.03 shall survive the expiration or earlier termination of the term of this Lease with respect to any acts or omissions occurring during the term of the Lease (and if Bonds have been issued, the provisions of Section 9.03(iii) shall also survive the payment in full of the Bonds.)


                                   ARTICLE X

            DESTRUCTION OF IMPROVEMENTS BY FIRE OR OTHER CASUALTY

     10.01 OBLIGATIONS OF THE PARTIES. During the term hereof (except during the period prior to the the completion of Lessee's Improvements during which Builders Risk Insurance will apply, and the obligations of the Authority under this Section shall be the obligations of Lessee), should the Improvements constructed upon the Premises be damaged or destroyed in whole or in part by fire or other casualty, covered by Authority's policy of fire and extended coverage insurance, then Authority shall promptly proceed to rebuild, repair, replace or restore the same, to the extent permitted by available insurance proceeds, as nearly as practical to the condition of the Improvements existing immediately prior to such time. All such reconstructions, repairs, replacements or restorations of the Improvements that are not Authority's obligation shall be performed by Lessee at its expense, in accordance with
Section 4.03 above, and lessee shall be obligated, at its expense, to replace all trade fixtures, furnishings, equipment and its other personal property. The parties shall promptly commence and diligently proceed with their respective obligations hereunder. Lessee, on behalf of itself and its insurer(s), hezeby waives any right of subrogation it might otherwise have against Authority for any such loss or damage. Damage to the Improvements shall not cause an abatement of Lessee's obligation to pay rent to Authority or to make any other payments required to be made by Lessee under this Lease. The expiration date of the term of this Lease shall be extended, for the period beginning with the date of such damage or destruction which deprived Lessee of possession of all or a substantial portion of the Premises, and ending on the date when Authority notifies Lessee that the reconstruction of the Improvements is ready for occupancy by Lessee, if the Improvements constructed on the Premises are totally destroyed, and otherwise, with respect to the partially destroyed Improvements, on the date Authority notifies Lessee that it has completed its obligations under this Section 10.01.


                                 ARTICLE XI

                                CONDEMNATION

     In the event of a Taking of the entire Premises, whether or not this Lease shall be terminated, all sums including damages and interest awarded for the fee, leasehold or both shall be distributed and disbursed as Authority and Lessee may agree or, in the absence thereof, in accordance with the laws of the State of Florida. Lessee shall be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for trade fixtures and other personal property installed by it and reasonable relocation expenditures, but only if or to the extent such award shall be in addition to the award for the Premises and the Improvements.

     In the event of a Taking of the entire Premises, then on the date possession thereof is required for public use the parties hereto shall be released from any obligation thereafter arising hereunder except for payment of Debt Service Payments, if the Bonds have been issued, and in such event, Lessee agrees to apply its share, if any, of the proceeds of the condemnation award in accordance with the requirements of the Indenture.

     In the event of a Taking of a portion only of the Premises, all sums including damages and interest awarded for the fee, leasehold, or both shall be distributed and disbursed in the following order of priorities:

           (a) to the cost of restoring the portion of the Premises not affected by the Taking, including the Improvements; and

           (b) to Authority and Lessee the balance as they may agree or, in the absence thereof, in accordance with the laws of the State of Florida.



In the event of such a partial Taking, then (i) Authority shall promptly, at its own expense, repair and restore the portion of the Premises not affected by the Taking (including the Improvements), to the extent of the available proceeds of any condemnation award, but excluding all trade fixtures, furnishings, equipment and other personal property of every kind or description and (ii) the Ground Rent to be paid by Lessee shall not abate, but it shall be equitably and proportionately adjusted following the date possession of the portion of the Premises affected by the Taking is required for public use. If the Bonds have been issued, Lessee agrees to apply its share, if any, of the proceeds of the condemnation award in accordance with the requirements of the Indenture.

     In the event Lessee is deprived of possession of all or a substantial part of the Premises not affected by the Taking during the period of repair or restoration, the expiration date of the term of this Lease shall be extended, for a period beginning with the date Lessee is deprived of such possession and ending on the date Authority notifies Lessee that Authority has completed its obligations under this Article XI with respect to the repair or restoration of the Premises.

                                  ARTICLE XII

                                  ENCUMBRANCES

     12.01 ENCUMBRANCE. Lessee may encumber its leasehold interest in the Premises by the execution and delivery of a Mortgage. Authority will not subordinate this Lease to any

Mortgage. The Mortgagee of any such Mortgage may deliver to Authority a written notice specifying:

        (a) the amount of the obligation secured by the Mortgage and the date of the maturity or maturities thereof; and

        (b) the name and address of the Mortgagee.

     After receipt of such notice, Authority shall serve such Mortgagee by certified or registered mail at the latest address furnished by such Mortgagee a copy of every notice of default or demand served by Authority upon Lessee under the terms and provisions of this Lease so long as such Mortgage is in effect.

     12.02 MORTGAGEE'S RIGHTS. Upon receipt of a notice or demand in accordance with Section 12.01 above, Mortgagee shall have thirty (30) days after receipt of such notice within which, at Mortgagee's election, either:
(a) to cure the default if it can be cured by the payment or expenditure of money; (b) to perform such other action as may be necessary to cure the default; or (c) if the default is not a default in the payment or expenditure of money and is curable but cannot be cured within thirty (30) days, to commence performance within such thirty-day period and thereafter diligently to prosecute the same to completion, in which event, the default will have been deemed to have been cured.

     12.03 RIGHTS ON FORECLOSURE. In the event of foreclosure by Mortgagee, and subject to compliance with the applicable requirements of Section 13.03 below, the purchaser at the foreclosure sale or the Person acquiring Lessee's interest in lieu of foreclosure shall succeed to and be bound by all of Lessee's rights, interests, duties and obligations under this Lease.

                                 ARTICLE XIII

                       DEFAULT, ASSIGNMENT AND SUBLETTING

     13.01 DEFAULT. The occurrence of any of the following events shall constitute a default by Lessee under this Lease:

       (a) the failure of the Lessee to pay any Debt Service Payment when due as herein provided which failure is not remedied within the applicable grace period, if any, provided in the Indenture for payments on the Bonds;

       (b) the failure of Lessee to make any payment of rent or any other payment (except Debt Service Payments) required to be made by Lessee hereunder when due as herein provided, which failure is not remedied within ten (10) business days after receipt by Lessee of Authority's written demand;

       (c) the breach by Lessee of any of the provisions of the Development Standards, which breach is not remedied within thirty (30) days after receipt by Lessee of Authority's written demand;

       (d) the failure of Lessee to keep, observe or perform any of the other covenants or agreements herein contained to be kept, observed or performed by Lessee, and continued failure to observe or perform any such covenant or agreement after a period of thirty (30) days after receipt by Lessee of Authrity's written demand, or the discovery by the Authority that any material statement of fact made by Lessee to Authority herein (including, without limitation, Exhibit "D" hereto) is false or materially misleading; provided, however, that if such failure to observe or perform any such covenant or agreement is curable and does not involve Lessee's covenants or agreements contained in Sections 4.03, 4.09, Article IX, Section 13.03 or Exhibit "D", and cannot be cured within such thirty-day period, then Lessee shall not be in default as long as it commences to cure such failure within such thirty-day period, continues the curing thereof with due diligence, and fully cures such failure within one hundred eighty (180) days; and provided further that Lessee shall not be in default as a result of a misrepresentation or a breach of any covenant or agreement of the Lessee set forth in Sections 1.1, 3.3, 5.1, 5.2, 5.3 or 7.3 of Exhibit "D" hereto, whether or not such misrepresentation or breach of covenant or agreement results in a "Determination of Taxability" as defined in Section
6.3 of Exhibit "D," unless Lessee shall also fail to make a Debt Service
Payment which failure is not remedied within the applicable grace period, if any, provided in the Indenture for payment on the Bonds.

     (e) the repeated failure (defined for this purpose as at least three (3) such failures within any consecutive twelve-month period) to make any payment of rent or any other payment required to be made by Lessee after such payment is due as herein provided (provided that notice of such late payment shall have been given to Lessee, but whether or not Lessee shall have made any such payment within the time provided for in such notice);

       (f) the repeated failure (defined for this purpose as at least three (3) such failures within any consecutive twelve-month period) to keep, observe or perform any of the other covenants or agreements herein contained to be kept, observed or performed by Lessee (provided that notice of such failure shall have been given to Lessee, but whether or not Lessee shall have remedied any such failure within the time provided for in such notice);

       (g) commencement by the Lessee or by any surety or guarantor of this Lease, in any court pursuant to any statute of the United States or of any state, territory or government, of an insolvency or bankruptcy proceeding, including, without limitation, a proceeding for liquidation, reorganization or the readjustment of its indebtedness;

       (h) commencement of any insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or readjustment of indebtedness) against the Lessee or any surety or guarantor of this Lease, if an order for relief is entered against such party (unless such judgment or order is stayed or vacated within thirty (30) days after entry thereof), or if such party fails to secure a discharge of the proceedings within sixty (60) days after the filing thereof;

       (i) insolvency of the Lessee or any surety or guarantor of this Lease;

     (j) the making by Lessee or by any surety or guarantor of this Lease of an assignment for the benefit of its creditors or the filing of a petition for or the entering into of an arrangement with its creditors;

     (k) the appointment or sufferance of a receiver, trustee or custodian to take possession of all or substantially all of the property of the Lessee or of any surety or guarantor of this Lease, which is not discharged within sixty
(60) days, whether or not judicial proceedings are instituted in connection with such appointment or sufferance; or

             (1) the placement of any lien upon the Premises or any Improvements (excluding liens for taxes which are not delinquent and any Mortgage of Lessee's leasehold interest in the Premises permitted hereunder) which is not discharged of record within thirty (30) days, or any levy under any such lien.

     In any of the aforesaid events, Authority may take immediate possession of the Premises and any Improvements and remove Lessee's effects without being deemed guilty of trespassing; and Authority may concurrently exercise any of the other remedies described in Section 13.02 below.

     13.02 Remedies Upon Lessee's Default.

         (a) Upon the occurrence of any default, as defined in Section 13.01 above, Authority, besides any other rights or remedies it may have, shall have the option to:

     (i) Immediately terminate this Lease, resume possession of the Premises for its own account and recover immediately from the Lessee (1) all unpaid rent that had been earned at the time of termination of this Lease, together with
(2) the worth, at the time of the award by a court of competent jurisdiction, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have reasonably been avoided, together with (3) the worth, at the time of the award by a court of competent jurisdiction, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Lessee proves could reasonably be avoided, together with (4) any other amount and court costs necessary to compensate Authority for all damages proximately caused by Lessee's default (for purposes of this Section 13.02, the worth, at the time of award by a court of competent jurisdiction, of any such amount shall be determined by discounting such amount in accordance with accepted financial practice at 'the rate of six percent (6%) per annum to its present worth); or

     (ii) Without terminating this Lease, resume possession and attempt to re-lease or re-rent the Premises for the remainder of the term of this Lease for the account of Lessee and recover from Lessee, at the end of the term of this Lease or at the time each payment of rent comes due under this Lease, as the Authority may choose, the difference between the rent provided for in this Lease and the rent received on the re-leasing or re-rental, together with all costs and expenses of Authority in connection with the re-leasing or re-rental and collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the releasing or re-rental, including without limitation, brokerage and reasonable Attorneys' Fees; if this option is exercised, Authority shall in addition be entitled to recover from Lessee immediately any other amount, and court costs, necessary to compensate Authority for all damages proximately caused by Lessee's default.

     No action by the Authority shall be deemed to terminate this Lease pursuant to this Section 13-02, and such termination shall occur only upon written notice of termination from the Authority to Lessee. In any event and irrespective of any option exercised, Lessee shall pay upon demand all of Authority's costs, charges and expenses, including reasonable Attorneys' Fees, and fees of agents and others retained by Authority, incurred in connection with the recovery of sums due under this Lease, or because of the breach of any covenant or agreement of lessee contained in this Lease or for any other relief against Lessee. Lessee hereby expressly waives any notices of default not specifically provided for in Section 13.01 above, including, without limitation, the three-day notice required by Section 83.20, Florida Statutes, and all rights of redemption, if any, granted by or under any present or future law in the event Lessee shall be lawfully evicted or dispossessed for any cause, or in the event Authority shall lawfully obtain possession of the Leased Premises by virtue of the provisions of this Lease, or otherwise.

     (b) No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall constitute a waiver of any subsequent breach of such covenant or condition, or justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof. The acceptance of rent by Authority at any time when Lessee is in default under this Lease shall not be construed as a waiver of such default or of Authority's right to exercise any remedy arising out of such default, nor shall any waiver or indulgence granted by Authority to Lessee be taken as an estoppel against Authority, it being expressly understood that Authority may at any time thereafter, if such default continues, exercise any such remedy in the manner hereinbefore provided or as otherwise provided by law or in equity.

     (c) The rights and remedies given to Authority by this Lease shall not be exclusive, and in addition thereto, Authority shall have such other rights and may pursue such other remedies as are provided by law or in equity. All such rights and remedies shall be deemed to be cumulative, and the exercise of one such right or remedy by Authority shall not impair its standing to exercise any other right or remedy.

      13.03 ASSIGNMENT AND SUBLETTING.

             (a) Lessee shall not at any time sublet or assign this Lease, in whole or in part, or assign any of its rights or obligations hereunder without the prior written consent of Authority, which consent shall not be unreasonably withheld. Any assignee shall be required, as a condition of such assignment, to expressly assume in writing and agree to perform all of Lessee's obligations under this Lease, including the exhibits hereto. Authority shall have no obligation, in the event it consents to such assignment, to release Lessee from any liability arising under this Lease.

             (b) In the event of any subletting or assignment authorized under this Section 13.03, Authority shall be entitled, effective as of the date of the sublease or assignment, to increase the Ground Rent to the then fair market rental value of the Premises (excluding the value of the Improvements) and, if applicable, the Building Rent to five percent (5%) of the then fair market value of the Improvements, notwithstanding any limitations on increases in the annual Ground Rent per square foot of the Premises contained in Section 6.02 above; provided, however, that the terms of this Section 13.03(b) shall not apply with respect to subleases to customers of Lessee while Lessee is performing work for such customers at the Premises to the extent that Lessee does not sublease to any single customer more than an aggregate of two hundred (200) square feet.

        (c) For purposes of the foregoing Subsections of this Section 13.03, an assignment shall include any transfer of this Lease by merger, consolidation or liquidation, or by operation of law, or if Lessee is a corporation (except in the case of a lessee the stock of which is publicly traded) any change in ownership of or power to vote a majority of the outstanding voting stock of Lessee from the owners of such stock or those controlling the power to vote such stock on the date of this Lease, or if Lessee is a limited or a general partnership, any transfer of an interest in the partnership which results in a change in control of such partnership. Notwithstanding the foregoing, a transfer of stock of the Lessee among its current stockholders or among its current stockholders and their immediate families, any transfer of stock resulting from the death of a stockholder, a transfer of partnership interests in Lessee among existing partners or among existing partners and their immediate families, or any transfer of a partnership interest resulting from the death of a partner, shall not be deemed an assignment for purposes of Subsection (a) of this Section 13.03.

     (d) In the event of a proceeding involving Lessee under the Bankruptcy Code, 11 U.S.C. Section 101 et seq., if this Lease is assumed by Lessee or its trustee in bankruptcy, then this Lease may not be assigned by the Lessee or such trustee to a third party, unless such party (i) has been approved by Authority, (ii) executes and delivers to Authority an agreement in recordable form whereby such party assumes and agrees with Authority to assume and discharge all obligations of Lessee under this Lease; and (iii) has a net worth and operating experience at least comparable to that possessed by Lessee and any surety or guarantor of this Lease as of the date of the execution of this Lease.

     13.04 LANDLORD'S LIEN. It is expressly agreed that in the event of default by Lessee hereunder (except as otherwise provided in the Indenture if the Bonds have been issued), Authority shall have a lien upon all trade fixtures, goods, chattels, personal property and equipment of any description belonging to Lessee which are located on, or become a part of the Premises or any Improvements, as security for rent and other payments due and to become due for the remainder of the term of this Lease, which lien shall not be in lieu of or in any way affect the statutory landlord's lien given by law, but shall be cumulative thereof, and Lessee shall not remove or permit the removal of any of such property until all defaults under this Lease have been cured.

     13.05 AUTHORITY'S DEFAULT. In the event the Authority violates any of the terms of this lease, Lessee shall provide the Authority with written notice of such violation. If the Authority fails to commence to cure such violation within twenty (20) days after the receipt of such written notice, and thereafter pursue such cure diligently to completion, then Lessee shall have the right (which shall be its exclusive remedy) to cure such violation and bring an action for money damages arising from the Authority's violation of the terms of the Lease. Lessee shall not be entitled to set off the cost of curing any such violation against the Ground Rent, the Building Rent, the Debt Service Payments or any other obligation hereunder, and Lessee's obligations under this Lease (including Exhibit "D" hereto if the Bonds have been issued) shall remain unimpaired and in full force and effect.

                                  ARTICLE XIV

                              REOUIRED PROVISIONS

     14.01 AUTHORITY'S RESERVED RIGHTS. Authority reserves the right for itself and others to utilize and maintain utility and drainage easements over, under or across the Premises, and to run water, sewer, electrical, telephone, gas, drainage and other lines over, under or through the Premises and to grant necessary utility easements therefor; provided, however, that in the exercise of such rights, Lessee's use of the Premises and any Improvements shall not be unreasonably impaired and any damage to the Premises or any Improvements caused by Authority as a result thereof shall be repaired within a reasonable time without cost to Lessee.

        14.02 DISCRIMINATION NOT PERMITTED.

                (a) Lessee, for itself, its successors in interest and its assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (i) no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination in the use of the Premises, any Improvements or the Airport under the provisions of this Lease;
(ii) that in the construction of any Improvements on, over or under the Premises and the furnishing of services thereon, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that Lessee shall use the Premises and the Improvements in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21,
Non-discrimination in Federally-assisted programs of the Department of Transportation-effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended. Likewise, Lessee shall comply with the laws of the State of Florida prohibiting discrimination because of race, color, religion, sex, national origin, age, handicap or marital status. Should the Lessee authorize another person, with Authority's prior written consent, to provide services or benefits upon the Premises or the Improvements, Lessee shall obtain from such person a written agreement pursuant to which such person shall, with respect to the services or benefits which it is authorized to provide, undertake for itself the obligations contained in this Subsection. Lessee shall furnish the original or a true copy of such agreement to Authority.

     (b) Authority may from time to time be required by the United States Government, the State of Florida, or one or more of its agencies, to adopt additional or amended provisions including non-discrimination provisions, concerning the use and operation of the Airport, and Lessee agrees that it will adopt any such requirements as a part of this Lease.

     (c) If Lessee shall furnish any services to the public at the Airport, it shall furnish said services on a fair, equal and not unjustly discriminatory basis to all users thereof, and shall charge fair, reasonable and not unjustly discriminatory prices for each unit of service, provided that Lessee shall be allowed to make reasonable and non-discriminatory discounts, rebates and other similar types of price reductions to volume purchasers, if any.

     (d) In the event of breach of any of the above non-discrimination covenants, Authority shall have the right to terminate this lease and to re-enter and repossess said Premises and the Improvements, and hold the same as if this Lease had never been made or issued. The right granted to Authority by the foregoing sentence shall not be effective until all applicable procedures of Title 49, CFR Part 21 are followed and completed, including exercise or expiration of appeal rights.

     (e) Further, Lessee assures Authority that no person shall be excluded on the grounds of race, creed, color, national origin or sex from participating in or receiving the services or benefits of any program or activity covered by Title 14, CFR Part 152, Subpart E, Federal Aviation Administration, Non-discrimination in Airport Aid Program, and that it will be bound by and comply with all other applicable provisions of such Subpart E, as it may be amended. Lessee also assures Authority that it will require its covered suborganizations to provide written assurances to the same effect and provide copies thereof to Authority.

        14.03 FEDERAL AVIATION ADMINISTRATION RECRUIREMENTS.

                (a) Authority reserves unto itself, and unto its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft through the airspace above the surface of the Premises, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft now known or hereafter used, and for navigation of or flight in the said airspace, and use of said airspace for landing on, taking off from or operating on the Airport.

     (b) Lessee expressly agrees, on behalf of itself and its successors and assigns, to restrict the height of structures, vegetation and other obstructions on the Premises in compliance with the requirements of Federal Aviation Administration Regulations, 14 CFR Part 77.

     (c) Lessee expressly agrees, on behalf of itself and its successors and assigns, to prevent any use of the Premises and any Improvements which would interfere with or adversely affect the operation or maintenance of the Airport, or which would otherwise constitute a hazard at the Airport.

                                   ARTXCLE XV

                                OTHER PROVISIONS

        15.01 FIRE PROTECTION SYSTEM.

             (a) Lessee shall, at its own cost and expense, install and maintain in good working order in each building on the Premises where the same is required by applicable fire and safety standards a quality fire protection system sufficient in view of the uses of such building by Lessee, which Lessee shall cause to be certified as meeting all applicable fire and safety standards upon installation, and recertified at least annually thereafter, by a qualified fire protection system inspector, with a copy of each such certification provided to Authority.

            (b) Lessee shall have the right, at its sole expense, to install and maintain a water line in the water line corridor area identified on attached Exhibit "A", to connect the water deluge system to be included as part of the fire protection system referred to in this Section 15.01 to the retention pond identified on said Exhibit "A", and to draw water from such retention pond solely to test and to operate the water deluge system. Notwithstanding any other provision of this Lease, that portion of the Premises identified on Exhibit "A" as the "Pump House Area" shall be used solely for the operation of a pump house in connection with Company's fire protection system. Lessee shall also have the right, at its sole expense, to increase the depth (but not the area) of such retention pond if additional water storage capacity is required in order for the water deluge system to satisfy the fire code of the City of Orlando and any other applicable legal requirements. Lessee acknowledges that the Authority has made no representation or warranty that the use of such retention pond will satisfy the fire code of the City of Orlando or any other applicable legal requirements, or that there will always be a sufficient quantity (or satisfactory quality) of water in such retention pond to operate the water deluge system. Lessee hereby releases the Authority from any liability arising directly or indirectly out of Lessee's use of the water line or the retention pond, or the failure of the water deluge system to operate properly or at all as a result of its connection to such retention pond, whether such failure is caused by Lessee's failure to properly maintain the water line or the retention pond, because of the quantity or the quality of the water in the retention pond, or for any other reason whatsoever. Lessee shall be obligated to obtain, at its expense, any permits required for Lessee to lawfully connect the water deluge system to the retention pond, to draw water from the retention pond to test or operate the water deluge system or to deepen the pond to increase its water retention capacity. The Authority agrees to execute any applications for such permits to the extent the Authority is legally required to be the applicant or to join in the application for such permits.

     15.02 ENGINE RUNUPS. Except to the extent that noise restrictions of any governmental authority having jurisdiction thereover may preclude or limit the same, Lessee shall have the right to conduct engine runups at the Premises, and/or the non-exclusive right in common with others, to conduct engine runups on the Airport at such location or locations as Authority may designate from time to time for such purposes, in reasonable proximity to the Premises on the Airport, and subject to the reasonable rules and regulations of Authority.

     15.03 AIRPORT SECURITY. Lessee shall comply with all applicable regulations of the Federal Aviation Administration ("FAA") relating to Airport security and shall control the Premises so as to prevent or deter unauthorized persons from obtaining access to the air operations area of the Airport. Lessee shall pay all fines imposed by the FAA upon Authority or Lessee resulting from a failure of Lessee to comply with such regulations or to prevent unauthorized persons from obtaining access to the air operations area of the Airport.

     15.04 RIGHT TO SERVICE AIRCRAFT. Lessee agrees that it will not exercise or grant any right or privilege which would operate to prevent any person, firm or corporation operating aircraft on the Airport from performing any service (including, but not limited to maintenance and repair) on its own aircraft with its own employees that it may choose to perform.

     15.05 SUBORDINATION. Lessee covenants and agrees that this Lease shall be subject and subordinate to the provisions of any existing or future agreement between Authority and the United States Government relative to the operation or maintenance of Airport, the execution of which has been or will be required as a condition precedent to the granting of federal funds for the development of Airport to the extent that the provisions of any such existing or future agreements are generally required by the United States at other civil airports receiving federal funds. In the event that the Federal Aviation Administration or its successors shall require any modifications to this Lease as a condition precedent to the granting of such federal funds, Lessee shall promptly consent in writing to any such modifications.

     15.06 ADDITIONAL RESERVED RIGHTS OF AUTHORITY. Authority reserves the right (i) to further develop, improve, repair and alter the Airport and all roadways, parking areas, terminal facilities, landing areas and taxiways as it may reasonably see fit, and Authority shall be free from any and all liability to Lessee for loss of business or damages of any nature whatsoever to Lessee occasioned during the making of such improvements, repairs, alterations and additions, subject to the provisions of Section 3.03(b) above, and (ii) subject to Lessee's rights under any other applicable agreement between Authority and Lessee, to establish such fees and charges for the use of the Airport by Lessee (excluding any additional charge for use of the Premises) and all others as Authority may deem advisable.


    15.07 NO RIGHT TO OPERATE AIRCRAFT AT AIRPORT. Nothing contained in this Lease shall give Lessee the right to take off or land aircraft at the Airport. The right to take off or land aircraft at the Airport may be obtained by a qualified lessee from Authority by executing an operating agreement or Orlando Airline-Airport Lease and Use Agreement in the form prescribed by Authority.

                                  ARTICLE XVI

                               GENERAL PROVISIONS

     16.01 NOTICE. All notices permitted or required to be given under the terms of this Lease shall be in writing, properly addressed, and sent by certified or registered mail, postage prepaid, return receipt requested, or by courier service providing a written record of the date of delivery, to the address shown below or to such other address as either party may from time to time designate by written notice.

      To   Authority:           Executive Director
                                Greater Orlando Aviation Authority
                                Orlando International Airport
                                One Airport Boulevard
                                Orlando, FL 32827-4399

      To   Lessee:              President
                                Page Avjet Corporation
                                7380 Sand Lake Road
                                Orlando, FL 32817


     16.02 MEMBER PROTECTION. No recourse under or upon any obligation, covenant or agreement contained in this Lease, or any other agreement or document pertaining to the operations of Lessee hereunder, as such may from time to time be altered or amended in accordance with the provisions hereof, or under any judgment obtained against Authority, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any statute or otherwise, under or independent of this Lease, shall be had against any member (including, without limitation, members of Authority's Board and members of Authority's citizens advisory committees), officer, employee or agent, as such, past, present and future, of Authority, either directly or through Authority or otherwise, for any claim arising out of this Lease or the operations conducted pursuant to it, or for any sum that may be due and unpaid by Authority. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any Authority member, officer, employee or agent, as such, to respond by reason of any act or omission on his or her part or otherwise for any claim arising out of this Lease or the operations conducted pursuant to it, or for the payment for or to Authority, or any receiver therefor or otherwise, of any sum that may remain due and unpaid by Authority, is hereby expressly waived and released as a condition of and as consideration for the execution of this Lease.

      16.03 AUTHORITY RULES AND REGULATIONS. Lessee shall observe and comply with all reasonable rules and regulations of Authority which now exist or may hereinafter be promulgated from time to time governing all matters relating to the Airport, including, without limitation, access, use, safety and conduct of operations at the Airport and the safe use of Airport facilities. Authority shall, at Lessee's written request, furnish a copy of all such rules and regulations, and any amendments thereto, to Lessee.

      16.04 AUTHORITY ACCESS TO PREMISES. Lessee shall grant Authority and its authorized agents full and free access to the Premises and all Impmovements located thereon at all reasonable times (on at least twenty-four (24) hours' prior notice, except in the event of an emergency) for the purpose of examining the same and seeing that all of the obligations of Lessee hereunder are being met and performed, and shall permit them to enter any building or structure on the Premises at any time in the event of an emergency. Neither the Authority nor its authorized agents shall be liable to Lessee for any damage to Lessee's property arising out of any action taken pursuant to this Section 16.04 unless such action was taken out of malice and not for reasonable cause, or was taken for reasonable cause but was conducted in a grossly negligent manner. Authority and its employees, licensees, invitees, agents, patrons and suppliers, and the employees, licensees, invitees, agents, patrons and suppliers of Authority's tenants, shall have the right of vehicular and pedestrian access, ingress and egress over all of the streets and roadways on the Airport including any private streets and roadways on the Premises.

     16.05 CITY AS AUTHORITY'S SUCCESSOR. The Authority presently operates the Airport under an Operation and Use Agreement with the City dated September 27, 1976, as amended (such operation and Use Agreement, as amended, is hereinafter the "Operation and Use Agreement"), which provides that on its termination for any reason, responsibility for operating the Airport would revert to the City. Authority and the Lessee agree that on the termination for any reason of the Operation and Use Agreement between the City and Authority, (i) the City shall be deemed to be the lessor hereunder, and (ii) all references herein contained to "Authority" shall be deemed to refer to the City.

     16.06 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by Authority or Lessee or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Authority and Lessee, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Authority and Lessee other than the relationship of landlord and tenant.

     16.07 NO EXCLUSIVE RIGHTS. The rights granted to Lessee under this Lease are not exclusive, and the Authority expressly reserves the right to grant to third parties rights and privileges on other portions of the Airport which are identical, in whole or in part, to those granted to Lessee hereunder.

     16.08 MISCELLANEOUS PROVISIONS.

     (a) The section headings contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any provision of this Lease.

     (b) Except as otherwise provided herein, the provisions of this Lease shall bind and inure to the benefit of the successors and assigns of the parties hereto.

     (c) Time is expressed to be of the essence of this Lease.

     (d) In the event that any legal proceedings at law or in equity arise hereunder or in connection herewith (including any appellate proceedings or bankruptcy proceedings), the prevailing party shall be awarded costs, reasonable expert witness fees and reasonable Attorneys' Fees incurred in connection with such legal proceedings.

     (e) Any right, interest or remedy which shall have accrued during the term of this Lease shall not be terminated or extinguished by the expiration or earlier termination of this Lease, but may be enforced by the party for whose benefit such right, interest or remedy shall have accrued in accordance with the terms of this Lease as if it had not terminated or expired.

     (f) This Lease was made in and shall be governed by and construed in accordance with the laws of the State of Florida. It is agreed that if any covenant, condition or provision contained in this Lease is held to be invalid by any court of competent jurisdiction, such invalidity shall not affect the validity of any other covenant, condition or provision herein contained.

     (g) Lessee represents and warrants to Authority that, to the best of its knowledge, except as may be disclosed in an addendum hereto, no officer, employee or agent of Authority has any interest, either directly or indirectly, in the business of Lessee to be conducted hereunder.

           (h) This Lease, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any representations or statements heretofore made with respect to such subject matter, whether verbal or written, are merged herein. This Lease may be altered or amended only by written instrument executed by both parties hereto.

           (i) Except as otherwise expressly provided in the Lease, all rights and remedies of Authority and Lessee herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or in equity. Likewise, except as otherwise expressly provided in the Lease, the exercise by Authority or Lessee of any remedy provided for herein or allowed by law or in equity shall not be to the exclusion of any other remedy.

           (j) words of gender used in this Lease shall be held and construed to include any other gender; and words in the singular shall be held to include the plural and vice versa unless the context otherwise requires.

           (k) Authority and Lessee represent and warrant to each other that they have dealt with no broker or realtor in connection with this Lease and the transactions contemplated hereby, and each agrees to indemnify and hold the other harmless in the event its representation and warranty contained herein is not true.

     (1) At the request of either party, the other shall with reasonable promptness deliver to the requestinq party a written and acknowledged statement that this Lease in unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and that to the best of the responding party's knowledge, the requesting party is not in default under this Lease (or if the responding party has knowledge that the requesting party is in default, identifying the default). In addition, at Authority's request, Lessee shall promptly execute and return to Authority a short form memorandum of this Lease which may be recorded in the public records in Authority's sole discretion.

     IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have caused this Lease to be executed in their names and their seals to be affixed hereto as of the day and year first above written.

                                     LESSOR

                                     GREATOR ORLANDO AVIATION AUTHORITY

ATTEST:

/s/ ???                              By:   /s/ ???
- - -----------------------------           ---------------------------------
   (OFFICIAL SEAL)                                               Chairman

                                        Approved as to Form and Legality
                                        this 8th day of December 1988
                                          FOLEY & LARONER, Van der BERY
                                          GAY, BURKE, WILSON

                                     By:
                                        ---------------------------------
                                     General Counsel
                                     Greator Orlando Aviation Authority

                                        LESSEE

                                        PAGE AVJET CORPORATION,
ATTEST:                                   a Delaware corporation

                                      By:  /s/ Paul D. Meunier
- - ---------------------------               -------------------------
  (CORPORATE SEAL)                             Paul D. Meunier